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                                                                     EXHIBIT 4.1


                          REGISTRATION RIGHTS AGREEMENT

                           DATED AS OF JANUARY 3, 2001

                                  BY AND AMONG

                          WATER PIK TECHNOLOGIES, INC.,

                          SPECIAL VALUE BOND FUND, LLC

                                       AND

                         SPECIAL VALUE BOND FUND II, LLC


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                          REGISTRATION RIGHTS AGREEMENT

                  This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of January 3, 2001 by and among Water Pik Technologies, Inc., a Delaware corporation (the "Company"), Special Value Bond Fund, LLC, a Delaware limited liability company ("SVBF") and Special Value Bond Fund II, LLC, a Delaware limited liability company ("SVBFII" and together with SVBF, the "Purchaser").

                                   WITNESSETH

                  WHEREAS, the Company and the Purchaser have entered into a Stock Purchase Agreement (the "Purchase Agreement") of even date herewith pursuant to which the Purchaser is purchasing 1,973,685 shares (the "Shares") of the Company's Common Stock, par value $0.01 per share (the "Common Stock"); and

                  WHEREAS, a condition to the Purchaser's obligations under the Purchase Agreement is that the Company enter into this Agreement to grant the Purchaser certain registration and other rights with respect to such purchased Shares of Common Stock.

                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the promises and mutual agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE I.
                                   DEFINITIONS

         1.1 Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

                  "Affiliate" means, with respect to any Person, any Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

                  "Certificate of Incorporation" means the Certificate of Incorporation of the Company, as it may be amended or restated hereafter from time to time.

                  "Closing" shall have the meaning set forth in the Purchase Agreement.

                  "Common Stock" shall have the meaning set forth in the preamble of this Agreement.

                  "Company" shall have the meaning set forth in the preamble of this Agreement.

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                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar or sucessor Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

                  "NYSE" means the New York Stock Exchange.

                  "Permitted Transferee" means, with respect to the Purchaser, any sale or other transfer to (a) an Affiliate or constituent partner or limited liability company member of the Purchaser (including limited partners, retired partners, retired members, and spouses, ancestors, descendants and other members of such partners' or members' immediate families, and trusts for the benefit of any such party) or (b) any Person who acquires at least 1,000,000 shares of Registrable Securities (as appropriately adjusted for stock splits, combinations, recapitalizations and the like).

                  "Person" means and includes an individual, a corporation, a limited liability company, an association, a partnership, a trust or estate, a government or any department or agency thereof.

                  "Postponement Period" shall have the meaning set forth in
Section 2.1(i).

                  "Purchase Agreement" shall have the meaning set forth in the preamble of this Agreement.

                  "Purchaser" shall have the meaning set forth in the preamble of this Agreement.

                  "Registrable Securities" means (a) the Shares, (b) 386,800 shares of Common Stock previously purchased by the Purchaser and (c) any other shares of Common Stock issued by way of a stock dividend, stock split or reverse stock split or in connection with a combination of shares, recapitalization, merger, consolidation or similar event, with respect to or exchange for or in replacement of the shares listed in (a) and (b). As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a registration statement covering such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) Rule 144 (or any successor provision) under the Securities Act is available for the sale of all the Purchaser's Registrable Securities during any three (3)-month period without registration or (iii) such securities shall have ceased to be outstanding.

                  "Registration Expenses" means all expenses incident to the registration and disposition of the Registrable Securities pursuant to Section 2 hereof, including, without limitation, all registration, filing and applicable national securities exchange fees, all fees and expenses of complying with state securities or blue sky laws (including fees and disbursements of counsel to the underwriters or the Purchaser in connection with "blue sky" qualification of the Registrable Securities and determination of their eligibility for investment under the laws of the various jurisdictions), all word processing, duplicating and printing expenses, all messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of "cold comfort" letters or any special audits required by, or incident to, such registration, all fees and disbursements of underwriters (other than underwriting discounts and commissions), and all fees and expenses of one counsel to the


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Purchaser and all holders of Registrable Securities. The Registration Expenses shall not include the Selling Expenses.

                  "SEC" means the Securities and Exchange Commission or any other governmental authority at the time administering the Securities Act or the Exchange Act.

                  "Securities Act" means the Securities Act of 1933, as amended, or any similar or successor Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

                  "Selling Expenses" means underwriting discounts, selling fees and commissions and stock transfer taxes applicable to the Registrable Securities, which shall be paid by the Purchaser.

                  "Shares" shall have the meaning set forth in the preamble of this Agreement.

                  "SVBF" shall have the meaning set forth in the preamble of this Agreement.

                  "SVBFII" shall have the meaning set forth in the preamble of this Agreement.

                                   ARTICLE II.
                               REGISTRATION RIGHTS

         2.1      Registration on Request.

                  (a) Request. At any time after one (1) year following the Closing, the Purchaser shall have the right to require the Company to effect the registration under the Securities Act of all or at least 500,000 shares of the Registrable Securities, by delivering a written request therefor to the Company, signed by the holders of at least a majority of the Registrable Securities then outstanding, specifying the number of shares of Registrable Securities and the intended method of distribution. The Company shall (i) use commercially reasonable efforts to effect the registration under the Securities Act (including by means of a shelf registration pursuant to Rule 415 under the Securities Act if so requested in such request and if the Company is then eligible to use such a registration) of the Registrable Securities which the Company has been so requested to register by the Purchaser, for distribution in accordance with the intended method of distribution set forth in the written request delivered by the Purchaser, such registration to be filed as expeditiously as possible (but in any event within 30 days of receipt of a written request) and (ii) if requested by the Purchaser, use commercially reasonable efforts to obtain acceleration of the effective date of the registration statement relating to such registration.

                  (b) Registration of Other Securities. Whenever the Company shall effect a registration pursuant to this Section 2.1 in connection with an underwritten offering by the Purchaser of Registrable Securities, no securities other than Registrable Securities shall be included among the securities covered by such registration if inclusion of such other securities would result in a request by the managing underwriter for a reduction in the number of Registrable Securities requested to be so registered. If such Registrable Securities requested to be included in a registration pursuant to this Section 2.1, together with other securities requested


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to be included in such registration, would result in a request by the managing underwriter for a reduction in the number of such Registrable Securities and other securities requested to be so registered, then the Company will be required to include in such registration only the amount of Registrable Securities and other securities which it is so advised can be included in such registration. In such event, securities shall be registered, in the following priority: (i) first, the Registrable Securities requested by the Purchaser to be included in such registration statement pursuant to this Section 2.1, (ii) second, the securities proposed to be included by the Company and (iii) third, any other securities of the Company requested to be included in such registration by any other holders having the right to include securities on a pro rata basis in accordance with the number of securities proposed to be included by such other holders.

                  (c) Registration Statement Form. Subject to clause (a)(i) above, Registrations under this Section 2.1 shall be on such appropriate registration form of the SEC as shall be selected by the Company and as shall be reasonably acceptable to the Purchaser. The Company agrees to include in any such registration statement all information which, in the opinion of counsel to the Purchaser and counsel to the Company, is necessary or desirable to be included therein.

                  (d) Expenses. In the event of any underwritten public offering requested in accordance with this Section 2.1 at any time after one (1) year following the Closing but at or prior to three (3) years following the Closing, the Registration Expenses for the offering shall be paid as follows: (i) the filing fee payable to the SEC to register the securities and the listing fees payable to the applicable national securities exchange shall be paid by the Company; (ii) the costs of any "cold comfort" letters or any special accounting audits, printing fees, the expenses of legal counsel for the underwriters and all other fees, disbursements and expenses of the underwriters (other than the Selling Expenses, which shall be paid by the Purchaser), shall be paid 50% by the Company and 50% by the Purchaser; and (iii) all other Registration Expenses shall be paid 60% by the Company and 40% by the Purchaser. In the event of any underwritten public offering requested in accordance with this Section 2.1 at any time after three (3) years following the Closing, the Company shall pay all Registration Expenses, unless the last reported sale price of the Common Stock on the NYSE with respect to the trading day immediately preceeding the date of the written request for registration exceeds $15.00 per share (as appropriately adjusted for stock splits, combinations, recapitalizations and the like), in which event the Purchaser shall pay all Registration Expenses (other than the filing fee payable to the SEC to register the securities and the listing fees payable to the applicable national securities exchange, which shall be paid exclusively by the Company). In the event of any non-underwritten public offering requested in accordance with this Section 2.1, the Company shall pay all Registration Expenses.

                  (e) Effective Registration Statement. A registration requested pursuant to this Section 2.1 shall not be deemed to have been effected (including for purposes of paragraph (h) of this Section 2.1) (i) unless a registration statement with respect thereto has become effective and has been kept continuously effective for a period of at least 180 days (or such shorter period which shall terminate when all the Registrable Securities covered by such registration statement have been sold or withdrawn pursuant thereto), (ii) if after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason not attributable to the Purchaser and


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has not thereafter become effective or (iii) if the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied or waived.

                  (f) Selection of Underwriters. The underwriters of each underwritten offering, if any, of the Registrable Securities to be so registered shall be selected by the party paying the Registration Expenses under Section 2.1(d), or if such Registration Expenses are shared, then mutually by the Company and the holders of a majority of the Registrable Securities participating in the offering (including the Purchaser).

                  (g) Right to Withdraw. If the managing underwriter of any underwritten offering shall advise the Purchaser that (i) the Registrable Securities covered by the registration statement cannot be sold in such offering within a price range acceptable to the Purchaser or (ii) the amount of Registrable Securities requested to be included in such offering is reduced below fifty percent (50%) of the number of Registrable Securities so requested to be included, then the Purchaser shall have the right to notify the Company in writing that it has determined that the registration statement be abandoned or withdrawn, in which event the Company shall abandon or withdraw such registration statement. In the event of such abandonment or withdrawal, such request shall not be counted for purposes of the request for registration to which the Purchaser is entitled pursuant to this Section 2.1.

                  (h) Limitations on Registration on Request. The Purchaser shall be entitled to require the Company to effect, and the Company shall be required to effect, no more than one (1) registration pursuant to this Section 2.1.

                  (i) Postponement. The Company shall be entitled once in any twelve-month period to postpone for a reasonable period of time (but not exceeding 120 days) (the "Postponement Period") the filing of any registration statement required to be prepared and filed by it pursuant to this Section 2.1 if the Board of Directors of the Company determines, in good faith, that such registration and offering would be seriously detrimental to the Company and its stockholders and promptly gives the Purchaser written notice of such determination, containing a general statement of the reasons for such postponement and an approximation of the anticipated delay. If the Company shall so postpone the filing of a registration statement, (i) the Company shall use commercially reasonable efforts to limit the delay to as short a period as is practicable and (ii) the Purchaser shall have the right to withdraw the request for registration by giving written notice to the Company at any time and, in the event of such withdrawal, such request shall not be counted for purposes of the request for registration to which the Purchaser is entitled pursuant to this
Section 2.1.

         2.2      Incidental Registration.

                  (a) Right to Include Registrable Securities. If the Company at any time proposes to register any Common Stock for its own account or for the account of any other stockholder under the Securities Act by registration on Form S-1, S-2 or S-3 or any successor or similar form(s) (except registrations on any such Form or similar form(s) solely for registration of securities in connection with an employee benefit plan, stock incentive or dividend reinvestment plan or a merger, acquisition or consolidation or incidental to an issuance of


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securities under Rule 144A under the Securities Act or any offering to the
Company's existing security holders), it will each such time give prompt written notice to the Purchaser of its intention to do so and of the Purchaser's rights under this Section 2.2. At any time or from time to time after the Closing, upon the written request of the Purchaser (which request shall specify the maximum number of Registrable Securities intended to be disposed of by the Purchaser), made as promptly as practicable and in any event within thirty (30) days after the receipt of any such notice, the Company shall use commercially reasonable efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Purchaser; provided, however, that if at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company shall give written notice of such determination and its reasons therefor to the Purchaser and (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from any obligation of the Company to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of the Purchaser to request that such registration be effected as a registration under Section 2.1 and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for such period of time as the Board of Directors of the Company determines. No registration effected under this Section
2.2 shall relieve the Company of its obligation to effect any registration upon request under Section 2.1.

                  (b) Expenses. The Company shall pay all Registration Expenses in connection with any registration requested pursuant to this Section 2.2.

                  (c) Right to Withdraw. The Purchaser shall have the right to withdraw its request for inclusion of its Registrable Securities in any registration statement pursuant to this Section 2.2 at any time by giving written notice to the Company of its request to withdraw.

                  (d) Priority in Incidental Registrations. If the managing underwriter of any underwritten offering shall inform the Company by writing of its belief that the number of Registrable Securities requested to be included in such registration, when added to the number of other securities to be offered in such registration, would jeopardize such offering, then the Company shall include in such registration, only that number of such securities, including Registrable Securities, which the underwriter determines in its sole discretion will not jeopardize the success of the offering (such securities to be included in the following priority: (i) first, the securities proposed to be included by the Company, (ii) second, the Registrable Securities requested by the Purchaser to be included in such registration and (iii) third, any other securities of the Company requested to be included in such registration by any other holders having the right to include securities on a pro rata basis in accordance with the number of securities proposed to be included by such other holders).

         2.3 Registration Procedures. If and whenever the Company is required to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 2.1 and 2.2 hereof, the Company shall as expeditiously as possible:


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                  (a) prepare and file with the SEC as soon as practicable the requisite registration statement to effect such registration (and shall include all financial statements required by the SEC to be filed therewith) and thereafter use commercially reasonable efforts to cause such registration statement to become effective; provided, however, in the case of an underwritten offering under Section 2.1, that before filing such registration statement (including all exhibits) or any amendment or supplement thereto or comparable statements under securities or blue sky laws of any jurisdiction, the Company shall as promptly as practicable furnish such documents to the Purchaser and each underwriter, if any, participating in the offering of the Registrable Securities and their respective counsel, which documents will be subject to the review and comments of the Purchaser, each underwriter and their respective counsel; provided, further, in the case of a non-underwritten offering under
Section 2.1 or any offering under Section 2.2, that before filing any such documents, the Company shall as promptly as practicable furnish to the Purchaser and its counsel any portion of such documents that relate to the Purchaser or its intended method of distribution, which portion will be subject to the review and comments of the Purchaser and its counsel;

                  (b) in the case of an underwritten offering under Section 2.1, notify the Purchaser of the SEC's requests for amending or supplementing the registration statement and the prospectus; and prepare and file with the SEC such amendments and supplements to any registration statement under this Agreement and any prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement for a period of at least twelve (12) months or such shorter period as shall be required for the disposition of all of such Registrable Securities in accordance with the intended method of distribution thereof;

                  (c) furnish, without charge, to the Purchaser and each underwriter such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as the Purchaser and such underwriters may reasonably request;

                  (d) use commercially reasonable efforts (i) to register or qualify all Registrable Securities and other securities covered by such registration statement under such securities or blue sky laws of such states of the United States of America where an exemption is not available and as the Purchaser or any managing underwriter shall reasonably request, (ii) to keep such registration or qualification in effect for so long as such registration statement remains in effect and (iii) to take any other action which may be reasonably necessary or advisable to enable the Purchaser to consummate the disposition in such jurisdictions of the securities to be sold by the Purchaser, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subsection (d) be obligated to be so qualified or to consent to general service of process or subject itself to taxation in any such jurisdiction;


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                  (e) use commercially reasonable efforts to cause all
Registrable Securities covered by such registration statement to be registered with or approved by such other federal or state governmental agencies or authorities as may be necessary in the opinion of counsel to the Company and counsel to the Purchaser by virtue of the business and operations of the Company to consummate the disposition of such Registrable Securities;

                  (f) in the case of any underwritten offering under Section 2.1, furnish to the Purchaser and each underwriter, if any, participating in the offering of the securities covered by such registration statement, a signed counterpart of (i) an opinion of counsel for the Company and (ii) a "comfort" letter signed by the independent public accountants who have certified the Company's or any other entity's financial statements included or incorporated by reference in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' comfort letter, with respect to events subsequent to the date of such financial statements, as is customarily covered in opinions of issuer's counsel and in accountants' comfort letters delivered to the underwriters in underwritten public offerings of securities (and dated the dates such opinions and comfort letters are customarily dated) and, in the case of the legal opinion, such other legal matters;

                  (g) promptly notify the Purchaser and each managing underwriter, if any, participating in the offering of the securities covered by such registration statement (i) when, in the case of an underwritten offering under Section 2.1, such registration statement, any pre-effective amendment, the prospectus or any prospectus supplement related thereto or post-effective amendment to such registration statement has been filed, and, with respect to any registration statement or any post-effective amendment under this Agreement, when the same has become effective, (ii) in the case of an underwritten offering under Section 2.1, of any request by the SEC for amendments or supplements to such registration statement or the prospectus related thereto or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation of any proceeding for such purpose, (v) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, and in the case of this clause (v), at the request of the Purchaser promptly prepare and furnish to the Purchaser and each managing underwriter, if any, participating in the offering of the Registrable Securities, a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the Purchaser of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made and (vi) in the case of an underwritten offering, at any time when the representations and warranties of the Company contemplated by Section
2.4 (a) or (b) hereof cease to be true and correct;


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                  (h) use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder, and promptly furnish to the Purchaser a copy of any amendment or supplement to such registration statement or prospectus;

                  (i) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration;

                  (j) use commercially reasonable efforts to cause all Registrable Securities covered by such registration statement to be listed on the NYSE or the principal securities exchange on which similar securities issued by the Company are then listed;

                  (k) in the case of an underwritten offering under Section 2.1, deliver promptly to counsel to the Purchaser and each underwriter, if any, participating in the offering of the Registrable Securities, copies of all correspondence between the SEC and the Company, its counsel or auditors and all memoranda relating to discussions with the SEC or its staff with respect to such registration statement;

                  (l) use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement;

                  (m) provide a CUSIP number for all Registrable Securities, no later than the effective date of the registration statement; and

                  (n) in the case of an underwritten offering under Section 2.1, make available its senior executive officers and otherwise provide reasonable assistance to the Purchaser and the underwriters (taking into account the needs of the Company's business) in their marketing of Registrable Securities; provided, that such individuals shall not be obligated to participate in any such marketing efforts for more than five (5) business days and shall not be obligated to travel outside of the United States on the account of any such marketing efforts.

                  The Company may require the Purchaser to furnish the Company such information regarding the Purchaser and the distribution of the Registrable Securities as the Company may from time to time reasonably request in writing.

                  The Purchaser agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in paragraph
(g)(iii) or (v) of this Section 2.3, the Purchaser will, to the extent appropriate, discontinue its disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until, in the case of paragraph (g)(v) of this Section 2.3, its receipt of the copies of the supplemented or amended prospectus contemplated by paragraph (g)(v) of this
Section 2.3 and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in its possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. If the disposition by the Purchaser of its


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securities is discontinued pursuant to the foregoing sentence, the Company shall extend the period of effectiveness of the registration statement by the number of days during the period from and including the date of the giving of notice to and including the date when the Purchaser shall have received copies of the supplemented or amended prospectus contemplated by paragraph (g)(v) of this
Section 2.3; and, if the Company shall not so extend such period, the Purchaser's request pursuant to which such registration statement was filed shall not be counted for purposes of the request for registration to which the Purchaser is entitled pursuant to Section 2.1 hereof.

         2.4      Underwritten Offerings.

                  (a) Requested Underwritten Offerings. If requested by the underwriters for any underwritten offering by the Purchaser pursuant to a registration requested under Section 2.1, the Company shall enter into a customary underwriting agreement (in the form of underwriting agreement used at such time by the managing underwriter(s)) with a managing underwriter or underwriters selected by the Purchaser. Such underwriting agreement shall be satisfactory in form and substance to the Purchaser and shall contain such representations and warranties by, and such other agreements on the part of, the Company and such other terms as are generally prevailing in agreements of the managing underwriter(s), including, without limitation, their customary provisions relating to indemnification and contribution. The Purchaser shall be party to such underwriting agreement and may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of the Purchaser and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of the Purchaser.

                  (b) Incidental Underwritten Offerings. In the case of a registration pursuant to Section 2.2 hereof, if the Company shall have determined to enter into any underwriting agreements in connection therewith, all of the Registrable Securities to be included in such registration shall be subject to such underwriting agreements. The Purchaser shall be party to such underwriting agreement and may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of the Purchaser and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of the Purchaser.

         2.5 Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to an underwritten offering under Section 2.1 of this Agreement, the Company will give the Purchaser, its underwriters, if any, and its counsel, accountants and other representatives and agents the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the SEC, and each amendment thereof or supplement thereto, and give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and employees and the independent public accountants who have certified its financial statements, and supply all other information reasonably requested by each of them, as shall be necessary or appropriate, in the opinion of the Purchaser and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

         2.6      Indemnification.

                  (a) Indemnification by the Company. The Company agrees that in the event of any registration of any securities of the Company under the Securities Act, the Company shall, and hereby does, indemnify and hold harmless the Purchaser, its respective directors, officers, employees, members, partners, agents and affiliates and each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls the Purchaser or any such underwriter within the meaning of the Securities Act, against any losses, claims, damages, or liabilities, joint or several, to which the Purchaser or any such director, officer, employee, member, partner, agent or affiliate or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities, joint or several (or actions or proceedings, whether commenced or threatened, in respect thereof), arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading or (iii) any violation by the Company of any Federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration, and the Company shall reimburse the Purchaser and each such director, officer, employee, member, partner, agent or affiliate, underwriter or controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, that the Company shall not be liable in any such case to the Purchaser or any such director, officer, employee, member, partner, agent or affiliate, underwriter or controlling Person to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon (i) any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchaser, specifically stating that it is for use in the preparation thereof, (ii) any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities delivered by such Person after the Company had notified such Person in writing that such registration statement or prospectus contained such untrue statement or alleged untrue statement, (iii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading after the Company had notified such Person in writing that such registration statement or prospectus contained such omission or alleged omission or (iv) the failure of such Person to deliver any preliminary or final prospectus, or any amendments or supplements thereto, required under applicable securities laws, including the Securities Act, to be so delivered, provided that a sufficient number of copies thereof had been previously provided by the Company to such Person. Such indemnity shall remain in full force regardless of any investigation made by or on behalf of the Purchaser or any such director, officer, employee, member, partner, agent or affiliate, underwriter or controlling Person and shall survive the transfer of such securities by the Purchaser.

                  (b) Indemnification by the Purchaser. The Purchaser agrees that in the event it includes any Registrable Securities in any registration of any securities of the Company, the Purchaser shall, and hereby does, indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a) of this Section 2.6) the Company, and each director of the Company, each officer, employee, agent and affiliate of the Company and each other Person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, but only to the extent such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchaser specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; provided, however, that the liability of the Purchaser under this Section 2.6(b) shall be limited to the amount of proceeds (net of expenses and underwriting discounts and commissions) received by the Purchaser in the offering giving rise to such liability. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of such securities by the Purchaser.

                  (c) Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subsections of this Section 2.6, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action or proceeding; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subsections of this
Section 2.6, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice, and shall not relieve the indemnifying party from any liability which it may have to the indemnified party otherwise than under this Section 2.6. In case any such action or proceeding is brought against an indemnified party, the indemnifying party shall be entitled to participate therein and, unless in the opinion of outside counsel to the indemnified party a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action or proceeding include both the indemnified party and the indemnifying party and if in the opinion of outside counsel to the indemnified party there may be legal defenses available to such indemnified party and/or other indemnified parties which are different from or in addition to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to defend such action or proceeding on behalf of such indemnified party or parties, provided, however, that the indemnifying party shall be obligated to pay for only one counsel and one local counsel for all indemnified parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation (unless the first proviso in the preceding sentence shall be applicable). No indemnifying party shall be liable for any settlement of any action or proceeding effected without its written consent. No indemnifying party shall, without the consent of the indemnified party (which consent shall not be unreasonably withheld or delayed), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

                  (d) Contribution. If the indemnification provided for in this
Section 2.6 shall for any reason be held by a court to be unavailable to an indemnified party under subsection (a) or (b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, then, in lieu of the amount paid or payable under subsection (a) or (b) hereof, the indemnified party and the indemnifying party under subsection (a) or (b) hereof shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating the same), (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand, and the indemnified party on the other, which resulted in such loss, claim, damage or liability, or action in respect thereof, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or if the allocation provided in this clause (ii) provides a greater amount to the indemnified party than clause (i) above, in such proportion as shall be appropriate to reflect not only the relative fault but also the relative benefits received by the indemnifying party and the indemnified party from the offering of the securities covered by such registration statement as well as any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 2.6(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the preceding sentence of this Section 2.6(d). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. In addition, no Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or claim effected without such Person's consent, which consent shall not be unreasonably withheld. Notwithstanding anything in this subsection (d) to the contrary, no indemnifying party (other than the Company) shall be required to contribute any amount in excess of the proceeds (net of expenses and underwriting discounts and commissions) received by such party from the sale of the Registrable Securities in the offering to which the losses, claims, damages or liabilities of the indemnified parties relate.

                  (e) Other Indemnification. Indemnification and contribution similar to that specified in the preceding subsections of this Section 2.6 (with appropriate modifications) shall be given by the Company and the Purchaser with respect to any required registration or other qualification of securities under any Federal, state or blue sky law or regulation of any governmental authority. The indemnification agreements contained in this Section 2.6 shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the transfer of any of the Registrable Securities by the Purchaser.

                  (f) Indemnification Payments. The indemnification and contribution required by this Section 2.6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

         2.7 Unlegended Certificates. In connection with the offering of any Registrable Securities registered pursuant to this Section 2, the Company shall
(a) facilitate the timely preparation and delivery to the Purchaser and the underwriters, if any, participating in such offering, of unlegended certificates representing ownership of such Registrable Securities being sold in such denominations and registered in such names as requested by the Purchaser or such underwriters and (b) instruct any transfer agent and registrar of such Registrable Securities to release any stop transfer orders with respect to any such Registrable Securities.

         2.8 No Required Sale. Nothing in this Agreement shall be deemed to create an independent obligation on the part of the Purchaser to sell any Registrable Securities pursuant to any effective registration statement.

         2.9 Rule 144. The Company shall use commercially reasonable efforts to enable holders of Registrable Securities to sell such securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 of the Securities Act or (b) any similar rule or regulation hereafter adopted by the SEC including, without limiting the generality of the foregoing, filing on a timely basis all reports required to be filed by the Exchange Act. Upon the request of the Purchaser, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

                                   ARTICLE III.
                                  MISCELLANEOUS

         3.1 Notice. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopy, nationally recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other party:

                  (a)      If to the Company, to:

                                    Water Pik Technologies, Inc.
                                    23 Corporate Plaza, Suite 246
                                    Newport Beach, California  92660
                                    Attn:  Richard D. Tipton, Esq.

                           With a copy to:

                                    Riordan & McKinzie
                                    Plaza Tower
                                    600 Anton Boulevard, 18th Floor
                                    Costa Mesa, California  92626
                                    Attn:  Elaine R. Levin, Esq.

                  (b)      If to the Purchaser, to:

                                    Special Value Investment Management, LLC
                                    11100 Santa Monica Boulevard, Suite 210
                                    Los Angeles, California  90025
                                    Attn:  Mark K. Holdsworth

                           With a copy to:

                                    Latham & Watkins
                                    12636 High Bluff Drive, Suite 300
                                    San Diego, California  92130
                                    Attn:  Craig M. Garner, Esq.

         3.2 Assignment; Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by the Company, without the prior written consent of the Purchaser. The Purchaser may, at its election, at any time or from time to time, assign its rights under this Agreement, in whole or in part, but only to a Permitted Transferee; provided, that no such assignment will increase the total number of registrations pursuant to Section 2.1 that the Company is required to effect hereunder; provided, further, that the Permitted Transferee shall be bound by all provisions of this Agreement as if the Permitted Transferee were an original party to this Agreement.

         3.3 Termination. This Agreement shall terminate and be of no further force and effect on the earlier of (a) five (5) years from the date of this Agreement or (b) such time as no Registrable Securities are outstanding. The Purchaser represents and warrants to and covenants with the Company that the Purchaser and its Affiliates will not engage, directly or indirectly, in any short sales of the Common Stock prior to the termination of this Agreement.

         3.4 Remedies. The parties hereto agree that money damages or other remedy at law would not be sufficient or adequate remedy for any breach or violation of, or a default under, this Agreement by them and that, in addition to all other remedies available to them, each of them shall be entitled to an injunction restraining such breach, violation or default or threatened breach, violation or default and to any other equitable relief, including without limitation specific performance, without bond or other security being required. In any action or proceeding brought to enforce any provision of this Agreement (including the indemnification provisions thereof), the successful party shall be entitled to recover reasonable attorneys' fees in addition to its costs and expenses and any other available remedy.

         3.5 No Inconsistent Agreements. The Company will not, on or after the date of this Agreement, enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Purchaser in this Agreement or otherwise conflicts with the provisions hereof. The Company further represents and warrants that the rights granted to the Purchaser hereunder do not in any way conflict with and are not inconsistent with any other agreements to which the Company is a party or by which it is bound.

         3.6 Amendments. The terms and provisions of this Agreement may be modified or amended, or any of the provisions hereof waived, temporarily or permanently, in a writing executed and delivered by the Company and the holders of a majority of the outstanding Registrable Securities.

         3.7 Waiver. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar). No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

         3.8 Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

         3.9 Nouns and Pronouns. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice versa.

         3.10 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW.

         3.11 Submission to Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of California and of the United States of America, in each case located in the County of Los Angeles, for any action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating hereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in this Agreement shall be effective service of process for any action or proceeding brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action or proceeding arising out of this Agreement or the transactions contemplated hereby in the courts of the State of California or the United States of America, in each case located in the County of Los Angeles, hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

         3.12 Waiver of Jury Trial. THE COMPANY AND THE PURCHASER HEREBY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.

         3.13 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

         3.14 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid, but if any provision of this Agreement is held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not render invalid or unenforceable any other provision of this Agreement.

         3.15 Further Assurances. At any time or from time to time after the date of this Agreement, the Company, on the one hand, and the Purchaser, on the other hand, agree to cooperate with each other, and at the request of the other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

         3.16 Entire Agreement; Effectiveness. This Agreement and the Purchase Agreement contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto; provided that the Confidentiality Agreement between the parties (or their affiliates) will remain in full force and effect in accordance with its terms.

                            [Signature Page Follows]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                    COMPANY:

                                    WATER PIK TECHNOLOGIES, INC.,
                                    a Delaware corporation

                                    By: /s/ MICHAEL P. HOOPIS
                                        ----------------------------------------
                                    Name:  Michael P. Hoopis
                                    Title: President and Chief Executive Officer

                                    PURCHASER:

                                    SPECIAL VALUE BOND FUND, LLC,
                                    a Delaware limited liability company

                                    By:  SVIM/MSM, LLC
                                    Its: Managing Member

                                         By:  TENNENBAUM & CO., LLC,
                                         Its: Managing Member

                                              By: /s/ MICHAEL E. TENNENBAUM
                                                  ------------------------------
                                                  Name:  Michael E. Tennenbaum
                                                  Title: Managing Member

                                    SPECIAL VALUE BOND FUND II, LLC,
                                    a Delaware limited liability company

                                    By:  SVIM/MSM II, LLC
                                    Its: Managing Member

                                         By:  TENNENBAUM & CO., LLC,
                                         Its: Managing Member

                                              By: /s/ MICHAEL E. TENNENBAUM
                                                  ------------------------------
                                                  Name:  Michael E. Tennenbaum
                                                  Title: Managing Member


                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]